Exhibit 2

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities
a)	Name	Paul Lageweg
2	Reason for the notification
a)	Position/status	Director, New Categories
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Transfer of shares to Phung Thi Kim Hong, a person closely associated.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	10,323

d)	Aggregated information - Aggregated volume - Price	10,323 £nil
e)	Date of the transaction	2022-09-13
f)	Place of the transaction	Outside a trading venue

1	Details of the person closely associated with a person discharging managerial responsibilities
a)	Name	Phung Thi Kim Hong
2	Reason for the notification
a)	Position/status	Person closely associated with a person discharging managerial responsibilities; Paul Lageweg, Director, New Categories
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Transfer of Ordinary Shares from Paul Lageweg, person discharging managerial responsibilities.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	10,323

d)	Aggregated information - Aggregated volume - Price	10,323 £nil
e)	Date of the transaction	2022-09-13
f)	Place of the transaction	Outside a trading venue

Name of officer of issuer responsible for making notification: Claire Dhokia
Date of notification: 14 September 2022